UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2016

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                 Bankruptcy or Receivership.

As previously disclosed, on December 11, 2015, Cubic Energy, Inc., a Texas corporation (the “Company”), together with its direct and indirect wholly owned subsidiaries Cubic Asset, LLC, a Delaware limited liability company, Cubic Asset Holding, LLC, a Delaware limited liability company, Cubic Louisiana, LLC, a Delaware limited liability company, and Cubic Louisiana Holding, LLC, a Delaware limited liability company (collectively with the Company, the “Cubic Parties”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Cases”).  The Bankruptcy Court approved the joint administration of the Chapter 11 Cases for procedural purposes under Case No. 15-12500.

On February 17, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”), attached hereto as Exhibit 99.1, confirming the Third Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), which was filed with the Bankruptcy Court on February 15, 2016. A copy of the confirmed Plan is attached as Exhibit A to the Confirmation Order.  The Plan is presently anticipated to become effective (the “Effective Date”) on or around March 1, 2016.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibit 99.1 and incorporated by reference herein.

Pursuant the Plan, on the Effective Date all shares of common stock and other equity interests in the Company will be cancelled and extinguished as of the Effective Date and the Company will be converted into a Delaware limited liability company.  Pursuant to the Plan, on the Effective Date:

•                  the prepetition holders of the Company’s 15.5% Senior Secured Notes due 2016 — Series A and 15.5% Senior Secured Notes due 2016 — Series B and certain of their affiliates (the “Prepetition Noteholders”) will be issued and receive 100% of the limited liability company membership interests in the reorganized Company;

•                  the Prepetition Noteholders will receive new senior secured notes issued by the reorganized Company; and

•                  Wells Fargo Energy Capital, Inc. will receive 100% of the equity interests in the Reorganized Cubic Louisiana (as defined in the Plan).

Share Information

Pursuant to the terms of the Plan, all of the Company’s existing equity interests, which includes all authorized and outstanding shares of common stock and preferred stock of the Company, will be deemed automatically cancelled and extinguished without further action by the Company upon the Effective Date. As of March 31, 2015, there were 77,505,908 shares of the Company’s common stock, 18,168.815 shares of the Company’s Preferred stock — 9.5% Series B and 98,751.823 of the Company’s Redeemable Preferred stock —Series C outstanding.

Assets and Liabilities

In its most recent monthly operating report filed with the Bankruptcy Court on February 1, 2016, the Company reported total assets of $68,883,516 and total liabilities of $119,194,680 as of December 31, 2015.

Item 9.01                                 Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description of Exhibit

99.1

Findings of Fact, Conclusions of Law and Order Approving the Debtors’ Solicitation and Disclosure Statement for, and Confirming, the Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Pursuant To Chapter 11 of the Bankruptcy Code

Forward-Looking Statements

Information in this Current Report on Form 8-K contains “forward-looking statements,” usually containing the words “believes,” “intends,” “estimates,” “projects,” “expects,” “anticipates,” “plans,” or similar expressions.  These statements include, but are not limited to, statements regarding the effects of the Chapter 11 Cases, including the effects of the Chapter 11 Cases on the Company’s business plan and operating expenses, the Plan, and the timing and execution of the Effective Date of the Plan.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Accordingly, readers should not place undue reliance on any forward-looking statements.  Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future events, which are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC.  Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2016	CUBIC ENERGY, INC.

	By:	/s/ Jon S. Ross
Jon S. Ross, Executive Vice President and Secretary